EXHIBIT 10.144

                SHENZHEN JIADIANBAO ELECTRICAL PRODUCTS CO., LTD.
                         A COOPERATIVE JOINT VENTURE COMPANY

                          RESTATED ARTICLES OF ASSOCIATION


                                October 18, 1996

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                          CHAPTER 1 GENERAL PROVISIONS

                                 ARTICLE 1

         Pursuant to the "Law of the People's Republic of China on Sino-foreign Cooperative Enterprises" adopted April 13, 1988, as amended and supplemented as of the date hereof (hereinafter referred to as the "Cooperative Enterprise Law"), other relevant promulgated and publicly available laws and regulations of the People's Republic of China (the "PRC") and the Contract to Change Shenzhen Jiadianbao Electrical Products Co., Ltd. from an Equity Joint Venture Company to a Cooperative Joint Venture Company dated September 12, 1994, as amended on October 18, 1996, (the "Contract") between Shenzhen Baoanqu Fuda Industries Co. Ltd. (hereinafter referred to as "Party A"), and Go-Gro Industries Ltd., a Hong Kong corporation (hereinafter referred to as "Party B", and together with Party A the "Parties"), forming Shenzhen Jiadianbao Electrical Products Co., Ltd. as a cooperative joint venture company with limited liability (hereinafter referred to as the "Cooperative Co."), and unanimous resolutions of the Board of Directors of the Cooperative Co. duly adopted at a duly and validly held meeting on October 18, 1996 amending and restating the Articles of Association of the Cooperative Co., these Restated Articles of Association of the Cooperative Co. are hereby formulated. Capitalized terms set forth herein shall have the same meanings as defined in the Contract unless otherwise expressly defined herein.

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                                    ARTICLE 2

         The name of the Cooperative Co. in Chinese is _________________ _________________. The name of the cooperative Co. in English is "Shenzben Jiadianbao Electrical Products Co., Ltd. The name of the Cooperative Co. shall be used to identify the Cooperative Co. in connection with any and all of its affairs. The legal address of the Cooperative Co. shall be Feng Huang Gang Village, Xin An Zhen, Bao An District, Shenzhen, PRC.

                                    ARTICLE 3

         The names and legal addresses of the Parties to the Cooperative Co. are as follows:

         Party A: Shenzhen Baoanqu Fuda Industries Co., is duly registered in Bao An District, Shenzhen, PRC.

              Legal Address: No.26 Xin Cheng, Bao An District, Shenzhen, PRC.

              Legal Representative: Zhang Fu Tian

              Position: Manager

              Nationally: PRC

              Party B: Go-Gro Industries Ltd., is duly registered in, Hong Kong.

              Legal Address: 6/F., Kenning Ind. Bldg., 19 Wang Hoi Road, Kowloon Bay, Hong Kong.

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              Legal Representative: Waicheck Lau

              Position: President

              Nationality: British

                                    ARTICLE 4

         The Cooperative Co. is a limited liability company. The liability of each Party under any and all circumstances shall be limited to the amount of registered capital expressly subscribed by such Party as set forth in Article 9, as such Article may be amended from time to time, of the Contract.

                                    ARTICLE 5

         The Cooperative Co. is a legal person under the laws of the PRC and its legal rights and operational autonomy as well as the rights of the Parties in and to their respective interests in the Cooperative Co. shall be fully protected by the relevant laws and regulations of the PRC.

          CHAPTER 2. PURPOSES AND BUSINESS SCOPE OF THE COOPERATIVE CO.

                                    ARTICLE 6

         The purposes of the Parties in establishing the Cooperative Co. are: to fully utilize Party B's abundant capital resources, technical strength, advanced management methods and broad sales network in the international market for designing, manufacturing and distributing in domestic and international markets various types of lighting products, flashlights, cordless hand tools, household electrical

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products and related components and parts (hereinafter referred to as "Contract
Products"); to further strengthen the economic cooperation and technical exchanges between PRC and the international markets; to import into the PRC advanced and applicable production technology, key equipment and scientific management techniques; to build a modern household electrical products production capability in order to further expand the scale, capacity and product quality of the Cooperative Co.; to facilitate the development of new products, so as to strengthen the competitiveness of Chinese lighting products in the international market and increase exports from the PRC; and to further improve the economic effectiveness and achieve a satisfactory economic profit for the Parties.

                                    ARTICLE 7

         The business scope of the Cooperative Co. shall include the following:

         (1) design, manufacture and distribution of various types of lighting products, flashlights, cordless hand tools and related components and parts, and after-sale maintenance and repair services therefor;

         (2) construction, ownership and operation of plant and related facilities needed for the administration of the Cooperative Co., the production and distribution of its Contract Products and operation of its business; and

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         (3) such other activities as may be necessary or advisable, as permitted under the laws and regulations of the PRC, in furtherance of the purposes of the Cooperative Co. as set forth in Article 6 of these Articles.

                                    ARTICLE 8

         The annual production capacity of the Cooperative Co. at the time of original adoption of these Articles of Association is to produce Contract Products with a wholesale value of approximately HK$180,000,000. With the development of production, the production scale and capacity of the Cooperative Co. will be increased to an annual production capacity of Contract Products with a wholesale value of approximately HK$360,000,000.

                                    ARTICLE 9

         Contract Products of the Cooperative Co. representing approximately eighty percent (80%) of the total wholesale value of Contract Products produced by the Cooperative Co. shall be for export and Contract Products of the Cooperative Co. representing approximately twenty percent (20%) of the total wholesale value of such Contract Products shall be for sale on the PRC's domestic market.

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CHAPTER 3 TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

                                   ARTICLE 10

         10.1 The original total amount of investment in the Cooperative Co. was RMB80,000,000. The additional amount of investment is RMB43,317,280.

         10.2 The original registered capital of the Cooperative Co. was RMB32,000,000, which has been fully subscribed by Party B and shall be used solely for the Production Line.

         The additional registered capital is RMB17,526,912, which shall be used solely for the Construction Line.

         10.3 Payment of the additional registered capital shall be as follows:

              10.3.1 Of the additional registered capital of RMB17,526,912, 30% or RMB5,258,074 is subscribed and shall be contributed in cash or in kind by Party A, and 70% or RMB12,268,838 is subscribed and shall be contributed in cash or in kind by Party B.

              10.3.2 Payment of the additional registered capital of RMB17,596,912 shall be in three installments, of which 15% of the amount subscribed by each Party shall be paid within three (3) months after the date of the approval of the increase in the total amount of investment and increase in registered capital, 50% of such amount with nine (9) months

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after such approval, and the remaining 35% or such amount within twelve (12)
months after such approval.

              10.3.3 All capital payments in cash shall be made, if in RMB, to the RMB account of the Cooperative Co. at the Bank of China's principal office in Shenzhen or at such other authorized bank as the Board of Directors (the "Board") may from time to time designate; or if in foreign currency, to the respective foreign exchange account of the Cooperative Co. at the Bank of China's principal office in Shenzhen or at such other authorized bank as the Board may designate from time to time. All capital payments made in kind shall be transferred to the Cooperative Co. by appropriate documents of transfer and assignment. According to the PRC Regulations on the Subscription of Capital by the Parties to Sino-Foreign Joint Venture Enterprises of December 30, 1987, any and all capital contributed by the Parties to the Cooperative Co., regardless of the form of the payment, shall be, when received by the Cooperative Co., free and clear of all liens, claims and encumbrances whatsoever. All registered capital received by the Cooperative Co. shall be for the exclusive use of the Cooperative Co. for implementing the purposes set forth herein for the entire term of this Contract.

              10.3.4 The capital contributed to the Cooperative Co. shall be verified by a Chinese registered accountant retained by the Cooperative Co. and such accountant shall issue a capital verification report verifying the paid-

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in capital contributions. Party B has the option to retain, at its own cost, an international certified public accountant of its choice to assist in the capital verification of any Party's contribution and in the issuance of any capital verification report. Upon receipt of a satisfactory capital verification report, the Cooperative Co. shall issue a certificate of capital contribution in the verified amount to the Party making such contribution. Such certificate(s) of capital contribution shall be conclusive evidence of such Party's capital interest in the Cooperative Co.

              10.3.5 Registered capital of the Cooperative Co. may be increased from time to time but only following adoption of any such increase by unanimous action by the Board of the Cooperative Co. and approval of the Shenzhen Municipal Foreign Investment Office (the "Approving Authority"). No Party shall be required to make any additional contribution of registered capital except as expressly set forth in this Article, as the same may be amended from time to time. Registered capital shall not bear interest.

                                   ARTICLE 11

         11.1 Capital received by the Cooperative Co. shall be allocated, as prescribed in the Contract for the registered capital and otherwise as determined by the Board, between the two primary segments of its business, the Production Line and the Construction Line, which segments are defined as follows:

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              11.1.1 The Production Line includes all personal property of the
Cooperative Co., including machinery and equipment, raw materials and components, work-in-progress, finished goods inventory, receivables, intellectual property, leases, licenses, contract rights and other intangibles, tenant improvements to any real property leased or used by the Cooperative Co. and deposits and premiums, used or usable in the production and distribution of the Contract Products and not included in the Construction Line.

              11.1.2 The Construction Line includes all land use rights owned or used by the Cooperative Co. (other than under the provisions of a lease) concerning land located in Feng Huang Gang Village, Xin An Town, Bao An District, Shenzhen, and all of the rights of the Cooperative Co. in all improvements, both off-site and on-site, and all buildings and other structures, and other rights related thereto, including contracts for the design, construction and supervision of construction of buildings and other structures, located or constructed on such land, and all easements and other rights related to the foregoing.

         11.2 The entire original registered capital in the amount of RMB32,000,000 subscribed and paid by Party B shall be allocated to and used solely for the Production Line. The additional registered capital in the amount of RMB17,526,912 shall be allocated to and used soley for the Construction Line.

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                                   ARTICLE 12

         Each party shall contribute its subscribed capital in the amount and within the time limit as provided in the Contract.

                                   ARTICLE 13

         13.1 The effectiveness of any transfer or sale (collectively "Transfer") of all or any part of its interests in the Cooperative Co. by any Party shall be subject to the prior written consent of the other Party, which consent shall not be unreasonably withheld, and approval of the Approving Authority to the extent required by PRC law and regulations. Should either Party desire to Transfer all or a portion of its interest, it shall first offer in writing to Transfer such interest to the other Party at a price and on terms and conditions set forth in such writing, which writing shall also set forth the name of the person proposed to be the recipient of such Transfer. Should the Party receiving such offer not elect to acquire such interest within ninety (90) days after receiving such offer, the offering Party may thereafter Transfer such interest to the person named in the written offer at a price and on terms and conditions no more favorable to the person named in the written offer than had been set forth in such written offer. Any other Transfer hereunder shall be void.

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         13.2 Any Transfer of any Party's interest under this Article shall not become effective until all necessary approvals have been obtained and until the proposed transferee shall have agreed to be subject to the provisions of this Contract and the Articles of Association of the Cooperative Co. by execution of the Contract and of the Articles of Association, as amended to the date of such Transfer. Upon the receipt of such approvals and signed documents, the Cooperative Co. shall cancel the then outstanding Certificates of Capital Contribution of the transferor Party and issue new Certificates of Capital Contribution to the transferee to reflect the new ownership interests, and commencing from that date the transferee shall become a Party to this Contract and the Cooperative Co. Should Party B acquire all of the interests of Party A, it shall be entitled to re-register the Cooperative Co. as a wholly foreign-owned enterprise.

                                   ARTICLE 14

         14.1 Revenues and expenditures of the Cooperative Co. shall be recorded under such bookkeeping and accounting procedures and standards as shall be determined by the Board, but such procedures shall not permit expenditure of registered capital received by the Cooperative Co. except as permitted by
Article 10.2 of the Contract. Further, expenditures which shall be determined by the Board to be capital expenditures relating to the Construction Line shall be so recorded in the books and records of the Cooperative Co. that the amount of

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such expenditures, including reasonable depreciation, shall be an appropriate adjustment to the cost of the Construction Line. Revenues received from the sale, lease (including any amounts allocated to the Construction Line pursuant to Article 11.3 of the Contract), or condemnation of assets included in the Construction Line, or insurance proceeds received under policies owned by the Cooperative Co. insuring assets in the Construction Line from the dangers of fire, explosion, theft, earthquake or other natural disaster or like danger covered in similar policies, shall be recorded as revenues received from the Construction Line.

         14.2 Notwithstanding the foregoing, expenditures for the payment of compensation to production and assembly workers engaged in the Production Line, together with payment of a procurement and management fee to Party A of an aggregate amount to be determined from time to time by the Board based on the then number of employees so engaged in production and assembly and rent for the existing factory premises leased from Party A (which amount was RMB3,300,000 per year as of 12 September 1994) shall be paid or accrued by the Cooperative Co. and shall be a charge against the revenues from the Production Line when so paid or accrued.

         14.3 The Board may determine a reasonable rental expense (said expense shall not exceed the fair market rental at the time of determination for the same or similar assets) of the assets included in the Construction Line and allocate

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such amount on the books and records of the Cooperative Co. as an expenditure of the Production Line and revenue to the Construction Line.

         14.4 Net Profits and Net Losses shall be determined in accordance with the accounting procedures and policies established by the Board from time to time. Party B shall be allocated all net profits and losses from the Production Line, and Party A shall be allocated 30%, and Party B shall be allocated 70%, of all profits and losses from the Construction Line.

                                   ARTICLE 15

         15.1 The Cooperative Co. shall at all times maintain a capital account for each Party, showing therein the amount of verified registered capital and other capital which each such Party has paid in or otherwise deemed received by the Cooperative Co.

         15.2 The Board shall have the discretion to retain all or a portion of Net Profits from the Production Line or the Construction Line in the Cooperative Co. or to distribute such Net Profits to the Parties. Should the Board decide to distribute Net Profits to the Parties, the following distribution principles shall be followed: Net Profits from the Production Line shall be distributed to Party B; Net Profits from the Construction Line shall be distributed 30% to Party A and 70% to Party B as available.

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                                   ARTICLE 16

         No Party shall mortgage, pledge or permit liens or other like encumbrances upon all or any part of its interest in the Cooperative Co. without the prior express approval of the Cooperative Co., as reflected in a resolution of its Board.

                        CHAPTER 4 THE BOARD OF DIRECTORS

                                   ARTICLE 17

         The initial Board of the Cooperative Co. shall be constituted in accordance with Article 19.2 of the Contract, shall be authorized to act without further action by the Parties upon the issuance of the business license to the Cooperative Co. and shall hold its first meeting as soon as practicable thereafter. The Board shall be the highest organ of authority of the Cooperative Co. and, subject to the limitations, if any, imposed by laws or regulations of the PRC or the Contract, the business of the Cooperative Co. shall be managed and all powers of the joint venture shall be exercised by or under the direction of the Board. Subject to the foregoing, the Board may delegate the management of the day-to-day operation of the business of the Cooperative Co. to the officers, agents and employees of the Cooperative Co. acting in accordance with the Contract and these Articles.

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                                   ARTICLE 18

         The functions and powers of the Board shall include the following:

         (a) Approving important reports submitted by the General Manager (including production plan, annual business report, long term and annual sales plan, annual monetary or loan requirement, etc.)

         (b) Approving annual financial reports, income and expenditure budgets and the annual profit distribution plan;

         (c) Adopting and amending the rules and regulations governing the operation of the Cooperative Co.;

         (d) Approving proposals to establish branch offices;

         (e) Amending the Articles of Association;

         (f) Deciding to terminate production, to terminate, dissolve or liquidate the Cooperative Co. or to merge the Cooperative Co. with another economic organization;

         (g) Approving increase or transfer of the registered capital of the Cooperative Co.;

         (h) Approving the selection of the General Manager, Vice General Manager, and any other officer of the Cooperative Co.;

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         (i) Liquidating the business of the Cooperative Co. upon the expiration or sooner termination of the Cooperative Co.; and

         (j) Determining the amount and time or any distribution of profits to the Parties to the Cooperative Co.

                                   ARTICLE 19

         As set forth in the Contract, the Board shall be composed of five (5) Directors of which two (2) shall be appointed by Party A and three (3) shall be appointed by party B, as evidenced by a written designation by each such Party, the original of which shall be retained in the Book of Minutes of the Cooperative Co. The Chairman of the Board shall be similarly nominated by Party B and the Vice Chairman of the Board shall be similarly nominated by Party A. The term of office for each Director, and of the Chairman of the Board and the Vice-Chairman of the Board shall be four years, or until such person's earlier death, resignation or removal. Any director, and the Chairman of the Board and the Vice-Chairman of the Board may be re-elected to successive terms.

                                   ARTICLE 20

         A vacancy or vacancies on the Board shall be deemed to exist in case of the death, removal or resignation of any director, or if the authorized number of directors is increased. Any director shall be deemed removed and his or her position as director shall be deemed vacated if such

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director has been declared on unsound mind by an order of court or such director has been convicted of violating the criminal laws of the PRC. In addition, any director may be removed with or without cause by the Party appointing such director to the Board, by a written notice delivered to the Cooperative Co. executed by an authorized officer of the Party stating that such Director has been removed, the effective date of such removal, and the name of a replacement, if any. Such removal shall be effective as of the date set forth in such written notice.

         Any director may resign effective upon giving written notice to the Chairman of the Board or the Vice Chairman of the Board, or at any later time specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation is effective at a future time, a successor may be appointed by the Party which had appointed the resigning director, to take effect when the resignation becomes effective.

         Any vacancy on the Board shall be filled by the Party which had appointed the director whose resignation, removal, death or expiration of term has resulted in the vacancy. Such Party shall give a written notice to the Chairman of the Board and the Vice Chairman of the Board, and to the Cooperative Co., designating the person to fill such vacancy, and the effective date of the appointment. Such

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newly appointed director shall serve a term of four years, or for such lesser term as may be designated by such Party in such written notice.

                                   ARTICLE 21

         Directors shall serve without compensation for being a director, or for being Chairman of the Board or Vice Chairman of the Board, but the directors shall be compensated for their reasonable expenses in attending meetings of directors. Nothing herein contained shall be construed to preclude any director from serving the Cooperative Co. in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

                                   ARTICLE 22

         Meetings of the Board shall be held at least annually. Meetings shall be called by a notice in writing signed by the Chairman of the Board or the Vice-Chairman of the Board, or by any two directors delivered to each of the other directors and the Cooperative Co. Meetings may be held at any place either within or without the PRC as may be determined by the Chairman of the Board. In absence of such designation, meetings shall be held at the principal executive office of the Cooperative Co. in Shenzhen.

                                   ARTICLE 23

         Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to hold the

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meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the records of the Cooperative Co. or made a part of the minutes or the meeting Subject to the preceding sentence, upon receipt of a proper call of a meeting, the Chairman of the Board shall give, or cause to be given, notice of the time and place of such meeting of the Board to each director no less than fourteen (14) calendar days prior to the date of such meeting. Notice shall be deemed to have been given when deposited in the mail, properly addressed and postage prepaid, when sent by Fax to the normal business address of the director or when personally delivered to a director. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person in the office of the recipient whom the person giving the notice has reason to believe will promptly communicate it to the recipient.

                                   ARTICLE 24

         Presence of a majority of the number of directors authorized by the Contract at a meeting shall constitute a quorum for the transaction of business; provided, however, that any action relating to the Construction Line must be taken at a meeting at which at lease one member is present

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representing each Party. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members particicating in such meeting can hear one another. Further, members may participate by signed proxy made available at the place of and prior to the meeting, which proxy shall be affixed to the minutes for such meeting. The Board meetings shall be called and presided over by the Chairman; should the Chairman be absent, he may designate the Vice-Chairman or a director to preside over the Board meeting. Participation in the meeting as permitted in the two previous sentences constitutes presence in person at such meeting.

         Except as provided in the next sentence, every act of decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board; provided, however, that any act or decision relating to the Production Line must have the approval of two (2) directors who have been appointed to the Board by Party B, and that any act or decision relating to the Construction Line must have the unanimous approval of all Directors participating at the Board meeting at which a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken must be approved by at least a majority of the required quorum for such meeting.

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                                   ARTICLE 25

         The Chairman of the Board or a majority of the directors present at any meeting, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. If any meeting is adjourned for more than three (3) business days, notice of any adjournment to another time or place shall be given at least forty-eight (48) hours prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

                                   ARTICLE 26

         Any action required or permitted to be taken by the Board may be taken without a meeting if, as to a matter that does not involve the Construction Line, at least three (3) directors individually or collectively consent in writing to such action, and as to a matter that does involve the Construction Line, at least three (3) directors, of which at least one (1) shall have been appointed as a director by Party A, individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and the effect as a resolution duly adopted at a duly held meeting of the Board at which a quorum was at all times present and acting.

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                                   ARTICLE 27

         The minutes of each meeting of the Board shall be recorded by a designated person, shall be written in both the English and Chinese languages, and signed by each of the directors participating and any director not participating who wishes to waive notice of such meeting. Such minutes shall be kept on file of the Cooperative Co. for inspection during normal business hours by any Party. Copies shall be made available to each Party upon request.

                                   ARTICLE 28

         By resolution adopted by a majority of the number of directors authorized by the Contract, the Board may designate such committees as it shall determine, each consisting of two or more directors, to serve at the pleasure of the Board, and prescribe the manner in which proceedings of such committees shall be conducted. The appointment of members or alternate members of a committee shall be by a majority vote of the number of directors authorized by the Contract. Notwithstanding the foregoing, any committee with authority to act with relation to the Construction Line shall have at least one director who has been appointed by Party A. The provisions of these Articles with respect to notice and conduct of meetings of the Board shall govern committees of the Board and action by such committees.

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         Any such committee, to the extent provided in a resolution of the
Board, shall have all the authority of the Board, except with respect to

         (a) the approval of any action for which the Law or the Contract requires unanimous approval of the directors;

         (b) the filling of vacancies on the Board or on any committee;

         (c) the adoption, amendment or repeal of these Articles;

         (d) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

         (e) making any distribution to the Parties, except at a rate on in a periodic amount or as otherwise provided by the Board; and

         (f) the appointment of other committees of the Board or the members thereof.

                        CHAPTER 5 MANAGEMENT ORGANIZATION

                                   ARTICLE 29

         The Cooperative Co. shall establish a Management Organization which, subject to its overall responsibility to the Board (the highest management organ of the Cooperative Co.), shall be responsible for day-to-day operations of the

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business of the Cooperative Co. The Management Organization shall have such departments as shall be determined by the Board from time to time, but initially such departments shall include production, engineering, personnel, finance and administration.

                                   ARTICLE 30

         The officers of the Cooperative Co. shall be one (1) General Manager, two (2) Vice General Managers, and such other officers as shall be elected from time to time by the Board. The General Manager shall be designated by Party B and one Vice General Manager shall be designated by each Party respectively. Following such designation, the persons so designated shall be elected to their respective offices by the Board. One person may hold two or more offices, if so determined by the Board.

                                   ARTICLE 31

         The General Manager, acting under the direction, control and governance of the Board, shall implement the policies of the Board in carrying out the day-to-day operations of the Cooperative Co. In the absence of any contrary determination by the Board, the General Manager shall be the chief executive officer of the Cooperative Co. and shall, subject to the power and authority of the Board, have general supervision, direction and control of the officers, employees, business and affairs of the Cooperative Co. The Vice General
Managers shall act under the direction of the

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General Manager and each shall have the authority to act on behalf and in the place of the General Manager during his absence or inability to act.

                                   ARTICLE 32

         The term of office for the General Manager and for each of the Vice General Managers shall be four (4) years from the date of election to such office by the Board, subject to the removal and resignation provisions set forth below. If re-designated by a party to any such office, such officers may serve for consecutive terms.

                                   ARTICLE 33

         Other officers of the Cooperative Co. shall be chosen by the Board at its discretion, with such titles and duties as may be determined by the Board, and each shall hold office at the pleasure of the Board or until such officer shall resign or be removed, subject, in each case, to the rights, if any, of the Cooperative Co. and any such officer under any contract of employment.

                                   ARTICLE 34

         Any officer may be removed, either with or without cause, as follows the General Manager, or either vice General Manager, can only be removed by the Party which has designated such person to serve in such office Such removal shall be effected by written notice to the Cooperative Co. an.d to each of the members of the Board stating that the person

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has been removed and the effective date of such removal, and designating a successor to be elected to such office. Other officers may be removed by a majority of the Board in office at the time, acting at any meeting or by written consent, or by any officer upon whom such power of removal may be conferred by the Board, subject, in each case, to the rights, if any, of such officer and the Cooperative Co. under any contract of employment.

                                   ARTICLE 35

         Any officer may resign at any time by giving written notice to the Cooperative Co., without prejudice, however, to the rights, if any, of the Cooperative Co. under any contract of employment to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE 36

         A vacancy in any office shall be filled in the manner prescribed in these Articles for the designation and election of a person to such office.

                                   ARTICLE 37

         The General Manager and each Vice General Manager shall work full time for the Cooperative Co., shall not concurrently serve as an officer or employee in any other

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economic organization, and shall not participate as a director, partner, shareholder or holder of any other equity interest in an entity which is in commercial or economic competition with the Cooperative Co.; provided, however, that the officers or Directors nominated by Party B may serve concurrently as officers or directors of Party B or its parent or any of its subsidiary or affiliated corporations, and that the officer or Directors nominated by Party A may serve concurrently as officers or directors of Party A or its parent or any of its affiliated entities; provided further, that in either case such concurrent service does not adversely affect such person's ability to serve on a full-time basis as an officer or director of the Cooperative Co. and to pursue the best interests of the Cooperative Co.

                                   ARTICLE 38

         Officers of the Cooperative Co. shall receive such compensation therefor as may be specified from time to time by the Board.

                   CEAPTER 6 FINANCE, ACCOUNTING AND AUDITING

                                   ARTICLE 39

         The Cooperatiive Co. shall employ one or more PRC registered public accountant(s) as determined by the General Manager under supervision by the Board. The Cooperative Co.'s accounting system shall be organized on an accrual basis and shall comply with the "Accounting System of the People's

Republic of China for Foreign Investment Enterprises" and the "Regulations of the People's Republic of China on Financial Administration of Foreign Investment Enterprises" promulgated on June 24, 1992, as the same may be amended and interpreted from time to time, and other relevant promulgated and publicly available laws and regulations.

                                   ARTICLE 40

         The fiscal year of the Cooperative Co. shall commence on January 1st of each calendar year and conclude on December 31st of such calendar year.

                                   ARTICLE 41

         The accounting books of the Cooperative Co. shall be maintained in RMB as the standard currency. The exchange rates between RMB and other currencies shall be in accordance with the "managed float rate" announced by the State Administration of Exchange Control of the PRC on the date of the exchange or conversion, or on the date as of which any financial statement purports to apply.

                                   ARTICLE 42

         The Cooperative Co. shall open a foreign exchange account and an RMB account at the Bank of China's principal office in Shenzhen or at such other authorized bank as may be designated from time to time by the Board.

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

                                   ARTICLE 43

         Foreign exchange gains or losses shall be recorded in the accounting period incurred.

                                   ARTICLE 44

         The accounting books and records of the Cooperative Co. shall be kept in the Chinese language; provided, however, that all semi-annual and annual financial statements shall be prepared in both Chinese and English languages.

         The accounting books and records of the Cooperative Co. shall record the following transactions, in addition to such other information as required by PRC law and regulation:

         (1) Time of contribution and any increase or transfer of the registered capital of the Cooperative Co.;

         (2) All income and expenditures of the Cooperative Co.;

         (3) All sales of products and purchases of supplies; and

         (4) Assets and liabilities of the Cooperative Co.

                                   ARTICLE 45

         Within the first three (3) months of each fiscal year, the accounting organization of the Cooperative Co. shall prepare the previous fiscal year's balance sheet, profit and loss statement, and proposed profit distribution plan and submit such financial statements and plan to the Board for examination and approval, with such modifications and amendments as shall be deemed appropriate and necessary, and in compliance with laws and regulations governing such financial statements and profit distributions, as shall be determined by the Board in its sole discretion.

                                   ARTICLE 46

         Each Party shall have right to retain its own accountant, which may include persons employed by such Party or independent accountants retained by such Party, at its own cost and expense to examine and review the financial statements prepared by the Cooperative Co., including the books and records of the Cooperative Co. The other Party and the Cooperative Co. shall cooperate with such examination and review.

                                   ARTICLE 47

         The depreciation policies for the fixed assets of the Cooperative Co. shall be determined by the Board with reference to the "Detailed Rules for the Implementation of the Income Tax Law of the People's Republic of China for Foreign Investment Enterprises and Foreign Enterprises" promulgated on June 30, 1991, as the same may be amended or supplemented from time to time, and other relevant promulgated and publicly available laws and regulations.

                                   ARTICLE 48

         All matters concerning the foreign exchange o the Cooperative Co. shall be handled with reference to the relevant PRC law and regulations on foreign exchange control as the same may be amenced or supplemented from time to time.

                          CHAPTER 7 PROFIT DISTRIBUTION

                                ARTICLE 49

         The Cooperative Co. will maintain a reserve fund, an employee bonus and welfare fund and an expansion fund from its revenues remaining after payment of all appropriate PRC taxes. The allocation of revenues to such funds, and the ratio of such allocation to be set aside for each such fund shall be determined by the Board.

                                   ARTICLE 50

         After funds for the payment of all accrued PRC taxes and for contributions to the three funds pursuant to Article 49 above have been determined and set aside by the Board, the remaining profits shall be determined and retained by the Cooperative Co., or distributed in whole or in part to each Party according to the provisions of Articles 11 and 12 of the Contract.

                                   ARTICLE 51

         The Cooperative Co. will distribute profit as determined by the Board, which may, at its discretion, decide to re-invest such profit or any portion thereof in the

Cooperative Co. or in other enterprise(s). In case profit is to be distributed, the distribution plan and the amount of distribution to each Party shall be determined and implemented by the Board as provided in Articles 11 and 12 of the Contract.

                                   ARTICLE 52

         The Cooperative Co. shall not distribute profits unless the losses of previous years have been made up. Retained profits from previous years may be distributed together with those of the current year, at the discretion of the Board, but to the Party entitled thereto in accordance with Articles 11 and 12 of the Contract.

                                   ARTICLE 53

         To the extent available, in the sole discretion of the Board, and permitted by applicable law and regulations, distributions to Party B shall be in United States Dollars, and to Party A in RMB.

                           CHAPTER 8 STAFF AND WORKERS

                                   ARTICLE 54

         Recruitment, qualifications testing, employment, dismissal and resignation, salary, labor insurance, welfare, bonuses, labor discipline, retirement insurance and other matters concerning the staff and workers of the Cooperative Co. shall be provided in the employment contract(s) to be signed according to the internal labor rules formulated by the Board with reference to the relevant PRC laws and regulations.

                                   ARTICLE 55

         The Cooperative Co.'s Chinese workers and staff may be recommended by the local labor department and may be recruited directly by the Cooperative Co., or the Cooperative Co. may engage others, including Party A, to provide employees on a contract basis. Subject to the overall supervision of the Board, the General Manager shall be responsible for the employment, training, assignment and dismissal of employees.

                                   ARTICLE 56

         Party A shall assist the Cooperative Co. in recruiting its Chinese workers and staff. Candidates need not have any past or current relationship with Party A and, if appropriate technical personnel of the skill level required are not available in Shenzhen Municipality, Party A shall assist the Cooperative Co. in recruiting personnel from another locality, and if such recruiting requires approval of the Shenzhen government, Party A shall assist in securing such approval.

         All workers and staff shall undergo a period or probationary employment for six (6) months from the date of employment

                                   ARTICLE 57

         The Cooperative Co., acting through its General Manager, shall have the widest authority consistent with relevant promulgated and publicly available PRC laws and regulations to implement advanced methods for scientific management and quality control, including the power, to give disciplinary warning, record a demerit, reduce salary and dismiss workers and staff members for violation of the labor contract or of the internal labor rules and procedures of the Cooperative Co.

                                   ARTICLE 58

         The Board shall adopt internal labor rules of the Cooperative Co. from time to time and may, at its sole discretion, delegate such rule-making authority to the General Manager.

                     CHAPTER 9 THE TRADE UNION ORGANIZATION

                                   ARTICLE 59

         The staff and workers of the Cooperative Co. may establish a trade union organization and to participate in its activities with reference to the stipulations of the the "Trade Union Law of the People's Republic of China."

                                ARTICLE 60

         Any trade union so established shall represent the interests of the staff and workers. The tasks of any trade union shall be to protect the democratic rights and material interests of the staff and workers pursuant to PRC law, and to assist management of the Cooperative Co. in educating staff and workers to observe labor discipline and strive to fulfill the economic goals and objectives of the Cooperative Co.

                                ARTICLE 61

         Workers and staff of the Cooperative Co. may sign labor contracts directly with the Cooperative Co. or through a trade union on their behalf, in which case the trade union shall assist in the implementation of any such labor contract.

         Trade union activities shall be conducted outside of Cooperative Co.'s normal working hours and shall not interfere with the production and operations of the Cooperative Co.

                                ARTICLE 62

         If a trade union has been formed, the person in charge of the trade union of the Cooperative Co. or a designated representative thereof shall have the right to attend that portion of meetings of the Board in which matters dealing with employment relationships with members of the trade union are being considered. Such person or representative shall not have any vote on any matter presented to the Board. Such person or representative shall have the obligation to report the opinions and demands of staff and workers to meetings of the Board at which they are in attendance.

                                   ARTICLE 63

         The trade union shall take part in the mediation of disputes arising between staff and workers and shall support all decisions by the General Manager, including the dismissal of any staff or workers, once such decisions have been made by the general manager.

                                   ARTICLE 64

         Trade union funds may be allocated and used with reference to the "Managerial Rules for Trade Union Funds" formulated by the All China Federation of Trade Unions.

                CHAPTER 10 DURATION, TERMINATION AND LIQUIDATION

                                   ARTICLE 65

                The duration of the Cooperative Co. shall be fifty (50) years, starting from the date on which the business license is issued.

                                   ARTICLE 66

         If the Parties to the Cooperative Co. agree to extend the duration of the Cooperative Co., they shall jointly file an application to extend the duration signed by representatives authorized by the Parties with the original PRC examination and approving authorities or their successors at least six (6) months prior to the date of expiration of the Cooperative Co. Upon approval of such application, the

Cooperative Co. shall institute registration formalities to effect such extension with the Shenzhen Industrial and Commercial Administration.

                                   ARTICLE 67

         The Parties may mutually terminate the Contract prior to its expiration.

                                   ARTICLE 68

         If the Contract is terminated prior to its scheduled expiration by reason of a breach by any Party or Parties as provided in Articles 49.2 or 49.5 of the Contract, the Cooperative Co. may at the option of the non-breaching Party be liquidated in accordance with Chapter 15 of the Contract or otherwise disposed of in accordance with Article 50 of the Contract.

                                   ARTICLE 69

         If the Contract is terminated by any Party by reason of the provisions of Articles 48.2, 48.3, 48.4, 49.1, 49.3 or 49.4 of the Contract, the Parties shall liquidate the Cooperative Co. pursuant to Chapter 15 of the Contract.

                                   ARTICLE 70

         Upon the expiration of the Contract or its earlier termination, and if neither Party exercises its buy-out option as described in Article 44 of the Contract, the Board shall function as the Liquidation Committee to liquidate the assets and liabilities of the Cooperative Co.

         After the Liquidation Committee has paid or otherwise provided for all the legitimate debts of the Cooperative Co. and paid or provided for the payment of all liquidation expenses, the remaining assets shall be distributed to the Parties as follows:

         (a) Production Line: All Remaining assets at the time of liquidation comprising or included within the Production Line shall be returned to Party B. Party A shall not receive any profits or remaining assets, nor bear any losses, risks or liabilities on the Production Line.

         (b) Construction Line: Remaining assets at the time of liquidation comprising or included with the Construction Line shall be valued at their then market value, and shall be apportioned between the Parties such that 30% of such assets shall be apportioned and distributed to Party A and 70% of such assets shall be apportioned and distributed to Party B.

         (c) Party B shall have first priority with respect to any remaining foreign exchange assets of the Cooperative Co. to the extent of its allocated share of all remaining assets as provided in Article 43.1 of the Contract.

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

                                   ARTICLE 71

         During the process of liquidation, the Liquidation Committee shall represent the Cooperative Co. in any and all legal proceedings brought by or against it.

                                   ARTICLE 72

         Upon completion of the liquidation, the Cooperative Co. shall submit a liquidation report to the original PRC examination and approving authorities or their successors, complete the formalities for canceling the Cooperative Co.'s registration at the Shenzhen Administration of Industry and Commerce, surrender its business license and, at that time, make a public announcement of its liquidation, termination and winding-up.

                    CHAPTER 11 INTERNAL RULES AND REGULATIONS

                                   ARTICLE 73

         The internal rules and regulations to be formulated by the Board shall include, without limitation:

         1. Management regulations defining the roles and functions of senior management officers and functions of each management office of the Cooperative Co.;

         2. Rules for staff and workers of the Cooperative Co.;

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

         3. Financial authorizations and salary scales for staff and workers;
and

         4. Other rules and regulations deemed necessary or advisable by the Board.

                        CHAPTER 12 SUPPLEMENTARY ARTICLES

                                   ARTICLE 74

         Any amendment to these Articles of Association shall be subject to the approval of the Board and approval of the original PRC examination and approving authorities or their successors.

                                   ARTICLE 75

         The Articles of Association are written both in Chinese and English. Both version shall be equally valid and binding. Any conflict between these Articles of Association and the Contract shall be settled in favor of the Contract.

                                   ARTICLE 76

         These Articles of Association shall come into effect upon approval of the Approving Authority or its authorized agency, and upon such approval, the original cooperative joint venture Articles of Association dated September 13, 1994 shall be repealed in their entirety and replaced hereby, provided, however, that if the notice of approval indicates any change or modification to these Restated Articles of Association as submitted to such authority, these Restated Articles of Association shall not be effective until such change or modification has been ratified by both Parties.

                                 ARTICLE 77

         These Restated Articles of Association are hereby adopted and executed in ten (10) original copies by the duly authorized representatives of the Parties on this 18th day of October 1996, in Hong Kong.

Party A: Shenzhen Baoanqu                   Party B: Go-Gro Industries

Fuda Industries Co.Ltd.                     Ltd.


By: /s/ ZHANG FU TIAN                       By: /s/ WIACHECK LAU
------------------------                    -----------------------
    Zhang Fu Tian                              Waicheck Lau

    Legal Representative                       Legal Representative

    [Seal]                                     [Seal]